April 3, 2006

Securities and Exchange Commission

450 West Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

As an independent registered public accounting firm of Olympic Weddings International Inc., we hereby consent to the use of our report dated November 8, 2005, relating to the company’s financial statements as of April 30, 2005 and July 31, 2005 and for the periods then ending and the period from November 9, 2004 (inception), to July 30, 2005 in the Amended Registration Statement (Form SB-2) filed with the Securities and Exchange Commission.

/s/ Miller and McCollom

MILLER AND MCCOLLOM, CPAs

4350 Wadsworth Boulevard, Suite 300

Wheat Ridge, Colorado 80033 USA